UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2026
Azenta, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Summit Drive, Burlington, MA 01803
(Address of principal executive offices and Zip Code)
(888) 229-3682
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AZTA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2026, in connection with the closing of the Transaction (as defined in Item 2.01 below), Azenta Germany GmbH, a wholly owned subsidiary of Azenta, Inc. (the “Company”), entered into a Vendor Loan Agreement (the “Vendor Loan Agreement”) with Thelema S.à r.l. (“Thelema”), pursuant to which Azenta Germany GmbH agreed to provide a secured term loan to Thelema in an aggregate principal amount of $35 million. The Vendor Loan Agreement was entered into to support and facilitate the completion of the Transaction. The loan bears interest at a rate of 6.0% per annum and matures three months following the funding date. The loan is required to be repaid in full at maturity and may be prepaid at any time without premium or penalty upon prior notice. The obligations of Thelema under the Vendor Loan Agreement are secured by a first-priority pledge over 100% of the equity interests of B Medical Systems S.à r.l. (the “Acquired Company”) in favor of Azenta Germany GmbH pursuant to a Share Pledge Agreement (the “Share Pledge Agreement”) entered into on July 1, 2026.

The Vendor Loan Agreement and the Share Pledge Agreement constitute a related party transaction. Thelema is majority owned by Luc Provost, a Vice President of the Company and the Chief Executive Officer of the Acquired Company. Mr. Provost did not participate on behalf of the Company in the review, negotiation or approval of these arrangements, which were reviewed and approved by the Audit Committee of the Board of Directors in accordance with the Company’s policies and procedures governing related-person transactions.

The Vendor Loan Agreement includes customary covenants restricting Thelema’s ability to incur additional indebtedness, make distributions, or otherwise dispose of assets, subject to exceptions, including the incurrence of acquisition financing. Azenta Germany GmbH has agreed to cooperate with Thelema and prospective third-party lenders in connection with any such acquisition financing or refinancing of the loan, including by entering into customary intercreditor, subordination or priorities arrangements and by releasing the pledge upon repayment of the loan in full. As a result, the first-priority pledge described above may be subordinated to, or released in connection with, acquisition or refinancing indebtedness subsequently incurred by Thelema.

On July 1, 2026, Azenta Germany GmbH and Thelema S.à r.l. also entered into a deed of amendment to the Sale and Purchase Agreement previously disclosed in the Company’s Current Report on Form 8-K filed on December 29, 2025 (“Deed of Amendment”), pursuant to which USD 35,000,000 of the purchase price is to be satisfied through the above-described vendor loan, with corresponding revisions to payment mechanics, closing conditions, and the transaction long-stop date.

The foregoing descriptions of the Vendor Loan Agreement, the Share Pledge Agreement, and Deed of Amendment are summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the Vendor Loan Agreement, the Share Pledge Agreement, and Deed of Amendment, copies of which are filed as Exhibits 10.1, 10.2 and 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2026, Azenta Germany GmbH, a wholly owned subsidiary of the Company, completed the sale of the entire issued share capital of B Medical Systems S.à r.l. (“B Medical”) to Thelema (the “Transaction”) pursuant to the Sale and Purchase Agreement. The aggregate purchase price for the Transaction was USD 63,000,000, consisting of USD 28,000,000 cash paid at or prior to closing and USD 35,000,000 funded through the Vendor Loan Agreement described in Item 1.01 above. The purchase price is fixed and not subject to customary post-closing adjustments.

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 2, 2026, the Transaction did not close by March 31, 2026 due to Thelema’s inability at that time to secure the required financing. The Transaction was completed on July 1, 2026 following the satisfaction of the closing conditions.

Item 7.01. Regulation FD Disclosure.

On July 8, 2026, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the

Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Because B Medical has been presented as a discontinued operation in the Company’s historical consolidated financial statements, the effects of the disposition on the Company's results of operations are already reflected in those statements, and therefore no unaudited pro forma condensed consolidated statements of operations are presented. In addition, no adjustment was required to the estimated loss previously recognized in connection with the disposition of B Medical based on available information and assumptions as of the filing date. The unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2026 giving effect to the disposition of B Medical (including the receipt of the consideration described in Item 2.01, the vendor loan described in Item 1.01 and the derecognition of the related assets and liabilities held for sale), together with the accompanying explanatory notes, is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
(d)Exhibits

EXHIBIT NUMBER	DESCRIPTION

2.1
Sale and Purchase Agreement, dated December 23, 2025, between Azenta Germany GmbH and Thelema S.à r.l. relating to the entire issued share capital of B Medical Systems S.à r.l. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 29, 2025).

2.2	Deed of Amendment, dated July 1, 2026, to the Sale and Purchase Agreement, between Azenta Germany GmbH and Thelema S.à r.l.

10.1	Vendor Loan Agreement, dated July 1, 2026, between Azenta Germany GmbH and Thelema S.à r.l.

10.2	Share Pledge Agreement, dated July 1, 2026, among Thelema S.à r.l., Azenta Germany GmbH and B Medical Systems S.à r.l.

99.1	Press release dated July 8, 2026.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information of Azenta, Inc. as of March 31, 2026 (filed herewith).

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements. This Current Report on Form 8-K and the documents furnished herewith contain forward-looking statements within the meaning of the federal securities laws, which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These include statements regarding the expected benefits of the completed transaction, the Company’s future strategic priorities and capital allocation plans, and the anticipated refinancing by Thelema and repayment of the Vendor Loan Agreement. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including: Thelema’s ability to complete its third-party financing to repay the vendor loan at or prior to maturity; the risk of a default by Thelema under the Vendor Loan Agreement; the Company’s ability to realize the expected benefits of the transaction and to execute on its strategic priorities and capital allocation plans; and the other factors described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made herein speaks only as of the date on which it is made. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether because of new information, future developments or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZENTA, INC.

/s/ Ephraim Starr
Date: July 8, 2026	Ephraim Starr
Senior Vice President, General Counsel and Secretary